UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2010

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26 Technology Drive, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 789-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

 On May 12, 2010, the Company held its Annual Meeting of Stockholders at 10:30 a.m. local time at the Company’s headquarters located at 26 Technology Drive, Irvine, CA 92618.  The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected eight individuals to the Board of Directors as set forth below:

Name	VotesFor	Votes Withheld	Broker Non-Votes
Kenneth L. Campbell	156,867,177	4,669,648	29,847,941
Bruce A. Choate	137,683,526	29,853,299	29,847,941
James L. Doti	136,680,643	24,856,182	29,847,941
Ronald R. Foell	158,136,439	3,400,386	29,847,941
Douglas C. Jacobs	158,552,771	2,984,054	29,847,941
David J. Matlin	156,767,115	4,769,710	29,847,941
F. Patt Schiewitz	137,651,144	23,885,681	29,847,941
Peter Schoels	156,608,057	4,928,768	29,847,941

Proposal No. 2

The Company’s stockholders approved the June 2009 stock option award to Kenneth L. Campbell.

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,708,820	38,547,590	280,415	29,847,941

Proposal No. 3

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the 2010 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
190,025,006	1,263,190	96,570	0

Proposal No. 4

The Company’s stockholders rejected a stockholder proposal concerning the adoption of quantitative greenhouse gas emissions goals

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,474,531	126,005,233	9,057,061	29,847,941

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.
Dated: May 13, 2010	By:	/s/ JOHN M. STEPHENS
Name: John M. Stephens
Title: Senior Vice President & Chief Financial Officer